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                                 Exhibit No. 4.5


                      Form of 6-5/8% Senior Notes due 2029




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                               (FACE OF SECURITY)

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Issuer or its agent for registration of transfer, exchange or payment, and such certificate is registered in the name of Cede & Co., or in such other name as requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED                                                         REGISTERED
NO. R-___                                                          $___________

                              CUSIP No. 743315 AJ 2

                           THE PROGRESSIVE CORPORATION

                           6-5/8% SENIOR NOTE DUE 2029

                  THE PROGRESSIVE CORPORATION, an Ohio corporation (the "Issuer"), for value received, hereby promises to pay to CEDE & Co., c/o The Depository Trust Company, 55 Water Street, New York, New York 10041 or registered assigns, at the office or agency of the Issuer at the office of the Trustee in Boston, Massachusetts, the principal sum of _________________________ ($________________) on March 1, 2029, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest semiannually on March 1 and September 1 of each year, commencing on September 1, 1999, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the March 1 or the September 1, as the case may be, next preceding the date of this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on the Notes, in which case from March 1, 1999, until payment of said principal sum has been made or duly provided for; provided, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register. Notwithstanding the foregoing, if the date hereof is after the fifteenth day of March or September, as the case may be, and before the following March 1 or September 1, this Note shall bear interest from such March 1 or September 1; provided, that if the Issuer shall default in the payment of interest due on such March 1 or September 1, then this Note shall bear interest from the next preceding March 1 or September 1, to which interest has been paid or, if no interest has been paid on this Note, from March 1, 1999. The interest so payable on any March 1 or September 1 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on February 15 or August 15, as the case may be, next preceding such March 1 or September 1.

                  Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.


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         IN WITNESS WHEREOF, The Progressive Corporation has caused this instrument to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereto or imprinted hereon.

                                            THE PROGRESSIVE CORPORATION



[CORPORATE SEAL]                            By:_________________________________
                                                  W. Thomas Forrester
                                                  Treasurer

Attest:_____________________________
            David M. Schneider
            Secretary

Dated:  _____________________



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.

                                      STATE STREET BANK AND TRUST COMPANY
                                      as Trustee

                                      By:_________________________________
                                               Authorized Signatory


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                               (BACK OF SECURITY)

                           THE PROGRESSIVE CORPORATION

                           6-5/8% SENIOR NOTE DUE 2029

         This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of September 15, 1993, as heretofore supplemented and amended (herein called the "Indenture"), between the Issuer and State Street Bank and Trust Company, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the 6-5/8% Senior Notes Due 2029 of the Issuer, limited in aggregate principal amount to $300,000,000.

         In case an Event of Default, as defined in the Indenture, with respect to the 6-5/8% Senior Notes Due 2029 shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security so affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series may on behalf of the Holders of all the Securities of such series waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Note which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

         The Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 at the office or agency of the Issuer at the office of the Trustee in Boston, Massachusetts, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge. Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.






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         The Notes of the series designated as the 6-5/8% Senior Notes due 2029 are subject to redemption upon not more than 60 or less than 30 days' notice by mail, at any time or from time to time, in whole or in part, at the option of the Issuer on any date (a "Redemption Date"), at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) a "Make Whole Amount," calculated as described below, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such Redemption Date; provided that installments of interest on Notes which are due and payable on an interest payment date falling on or prior to the relevant Redemption Date shall be payable to the Holders of such Notes, registered as such at the close of business on the relevant record date, according to the terms and the provisions of the Indenture.

         The "Make Whole Amount" means an amount equal to the sum of the present values of the Remaining Scheduled Payments discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Rate plus 25 basis points.

         "Remaining Scheduled Payments" means the remaining scheduled payments of the principal and interest that would be due on the Note being redeemed after the relevant Redemption Date; provided, however, that if the redemption date is not a scheduled interest payment date, the amount of the next succeeding scheduled interest payment on such Note will be reduced by the amount of interest accrued on such Note to such Redemption Date.

         "Treasury Rate" means, with respect to any Redemption Date for the Notes, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day immediately preceding the Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

         "Independent Investment Banker" means Donaldson, Lufkin & Jenrette Securities Corporation or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Issuer.

         "Comparable Treasury Price" means with respect to any Redemption Date for the Notes the average of three Reference Treasury Dealer Quotations obtained by the Trustee for such Redemption Date.

         "Reference Treasury Dealer" means: (i) Donaldson, Lufkin & Jenrette Securities Corporation and its successor; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Issuer will substitute therefore another nationally-recognized investment banking firm that is a Primary Treasury Dealer, and (ii) any other two Primary Treasury Dealers selected by the Issuer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York City time, on the third Business Day preceding such Redemption Date.

         In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer at the office of the Trustee in Boston, Massachusetts, a new Note or Notes of authorized denominations for an equal aggregate principal





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amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

         Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

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FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

  PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE
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                  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                     INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

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attorney to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

Dated
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                                       NOTICE: The signature to this assignment
                                       must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.